Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(29,847,160)
Realized Gain (Loss) on Swap Contracts	(16,937,630)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(21,795,936)
Unrealized Gain (Loss) on Fair Value of Swap Contracts	878
Dividend Income	824,898
Interest Income	390,363
ETF Transaction Fees	8,050
Total Income (Loss)	$(67,356,537)

Expenses
General Partner Management Fees	$223,324
Professional Fees	141,156
Brokerage Commissions	96,245
Directors' Fees and Insurance	6,172
License Fees	5,583
Total Expenses	$472,480
Net Income (Loss)	$(67,829,017)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$417,699,524
Additions (15,400,000 Shares)	161,028,412
Withdrawals (3,300,000 Shares)	(34,916,697)
Net Income (Loss)	(67,829,017)

Net Asset Value End of Month	$475,982,222
Net Asset Value Per Share (47,546,103 Shares)	$10.01

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596